Exhibit 5.5
April 12, 2010
Pinnacle West Capital Corporation
400 North Fifth Street
Phoenix, Arizona 85004
Ladies and Gentlemen:
     We have acted as counsel to Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), in connection with the Company’s preparation of the registration statement on Form S-3, No. 333-158779, as amended on the date hereof (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations (the “Rules”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of common stock, no par value, of the Company (“Common Stock”) and other securities. We have also acted as counsel to the Company in connection with the offering and sale of 6,000,000 shares (the “Firm Shares”), pursuant to the Underwriting Agreement dated April 8, 2010 (the “Underwriting Agreement”) between the Company and the underwriters named therein (the “Underwriters”) and, at the election of the Underwriters, up to 900,000 additional shares (the “Optional Shares” and together with the Firm Shares, the “Offered Shares”).
     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We have examined (i) the Registration Statement; (ii) the definitive prospectus, dated April 24, 2009 (the “Definitive Prospectus”), and the prospectus supplement dated April 8, 2010 (the “Prospectus Supplement”) (such Definitive Prospectus, Prospectus Supplement, and all material incorporated therein by reference being hereinafter referred to as the “Prospectus”), relating to the Offered Shares; (iii) the Articles of Incorporation of the Company, as currently in effect; (iv) the Bylaws of the Company as currently in effect; (v) the resolutions adopted by the Board of Directors of the Company and by the Special Committee of the Board of Directors of the Company relating to the filing of the Registration Statement and the offering and sale of the Offered Shares; and (vi) the Underwriting Agreement. We have also examined such other documents and records and have made such other investigation as we have deemed necessary or appropriate to render the opinions set forth below. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Pinnacle West Capital Corporation
April 12, 2010

     Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that, upon the issuance and delivery of the Offered Shares in accordance with the Underwriting Agreement and receipt by the Company of the consideration therefor set forth in the Prospectus, and further assuming that the Offered Shares have been duly authenticated, executed, countersigned, registered and delivered upon payment therefor, the Offered Shares will be duly authorized, validly issued, fully paid and nonassessable.
     We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Arizona and the laws of the United States of America. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and under the heading “Legal Opinions” in the Definitive Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Snell & Wilmer L.L.P.